UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2014

ARCH THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178883	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 William Street, Suite 270 Wellesley, Massachusetts		02481
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 475-5254

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 25, 2014, Arch Therapeutics, Inc. and subsidiary (“the Company”), concluded that, as a result of certain immaterial presentation errors described in the following paragraph, its consolidated financial statements as of and for the year ended September 30, 2013 and for the period from inception (March 6, 2006) through September 30, 2013, appearing in its Annual Report on Form 10-K for the year ended September 30, 2013, filed with the Securities and Commission on December 27, 2013 (the “2013 Form 10-K”), should no longer be relied upon.

The immaterial presentation errors are associated with the presentation of issuances of stock and warrants in the consolidated statements of changes in stockholders’ equity (deficit), which disclosed such issuances in the aggregate rather than by date within each year, as well as certain classification and presentation matters in the consolidated statement of cash flows, which disclosed an interest payment within cash flows from financing activities rather than cash flows from operating activities.

These presentation errors had no effect on the Company’s consolidated net loss or its consolidated stockholders’ equity (deficit) as of and for the periods then ended.

On April 25, 2014, the Company was advised by, and received notice from, its independent registered public accounting firm that, due to the presentation errors described in this Item 4.02, disclosure should be made and action should be taken to prevent future reliance on its previously issued audit report related to the Company’s consolidated financial statements for the year ended September 30, 2013 appearing in the 2013 Form 10-K.

The Company’s management has discussed the matters described in this Item 4.02 with its independent registered public accounting firm.

The Company is completing its review of the matters described in this Item 4.02 and intends to file an amended 2013 Form 10-K with restated consolidated financial statements as of and for the year ended September 30, 2013 and for the period from inception (March 6, 2006) through September 30, 2013 as soon as practicable. In the amended 2013 Form 10-K, the new consolidated statements of changes in stockholders’ equity (deficit) presentation will reflect the issuances by date within each year rather than in the aggregate and the appropriate disclosure of total and per share consideration for shares issued. The new consolidated statement of cash flows presentation will reflect the appropriate classification of certain operating and non-cash financing activities.

The Company has provided its independent registered public accounting firm with a copy of the disclosures it is making in this Item 4.02 and has requested that such accounting firm furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with this disclosure. A copy of such letter is filed as Exhibit 7.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
7.1	Independent Accountant’s Letter for Item 4.02(b).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties and assumptions, such as statements regarding the expected impact of the identified errors on the Company’s previously issued consolidated financial statements, the manner in which the Company will effect the restatement of the applicable consolidated financial statements and the anticipated timing of the filing with the Securities and Exchange Commission of the amended 2013 Form 10-K. Actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors including, without limitation, the risk that the completion and filing of the amended Form 10-K will take longer than anticipated and that prior to making such filing the Company will identify additional errors or issues that would require further adjustments to the applicable consolidated financial statements. The forward-looking statements made herein speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. The quarterly report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2014 describes additional risks that may cause actual results to differ materially from the forward-looking statements made by the Company and you should carefully consider all such risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: May 1, 2014	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer